Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement No 333-292798 on  Form S-1 of SharonAI Holdings Inc. of our report dated April 25, 2025, relating to our audit of the consolidated financial statements of SharonAI Inc. for the years ended December 31, 2024 and 2023, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ HoganTaylor LLP

Tulsa, Oklahoma
February 6, 2026

www.hogantaylor.com